Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 114 to the Registration Statement No. 811-01352 on Form N-1A of our report dated March 14, 2006 for Fidelity Large Cap Growth Fund, Fidelity Large Cap Value Fund, Fidelity Mid Cap Growth Fund, and Fidelity Mid Cap Value Fund relating to the financial statements and financial highlights of Fidelity Large Cap Growth Fund, Fidelity Large Cap Value Fund, Fidelity Mid Cap Growth Fund, and Fidelity Mid Cap Value Fund appearing in the Annual Report of the funds for the year ended January 31, 2006, which are also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

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____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 27, 2006